EXHIBIT 5.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Taseko Mines Limited

We consent to the use of our reports dated March 29, 2012, with respect to the consolidated balance sheets of Taseko Mines Limited as of December 31, 2011, December 31, 2010 and January 1, 2010, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years ended December 31, 2011 and 2010, and the effectiveness of internal control over financial reporting as of December 31, 2011, incorporated by reference in the registration statement on Form F-10/A of Taseko Mines Limited, and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the registration statement.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
December 11, 2012

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